EXHIBIT 10.1


LIPPERT/HEILSHORN
_________________
& ASSOCIATES, INC.


                                               EXCELLENCE  IN INVESTOR RELATIONS
                                800 Third Avenue 17th FLOOR * New York, NY 10022
                                                 212.838.3777 * Fax 212.838.4568
                                                                    WWW.LHAI.COM

September 2,2008


Mr. Kenneth C. Barker
Chief Executive Officer,  Director
NATURALLY  ADVANCED  TECHNOLOGIES, INC.
1008 Homer Street
Suite 402
Canada, V6B 2X1

Dear Ken:

This letter confirms the following agreement between our respective companies (the "Agreement"):

1. NATURALLY ADVANCED TECHNOLOGIES, INC. ("Company") hereby retains Lippert/Heilshorn & Associates, Inc., ("LHA"), effective September 2, 2008, for implementation of Company's financial communications program (the "Program"). (As the context so requires, each of the Company and LHA may be referred to herein, individually and collectively, as the "Party" and the "Parties", respectively.).

2. The services ("Services") to be performed by LHA on behalf of the Company and under the Program will include, but are not limited to, the following:

     a. Develop, for approval and implementation by the Company, a program plan of activities designed to achieve agreed upon objectives and provide appropriate services of LHA's professional staff;

     b. Provide objective "counsel on a full spectrum of strategic investor relations and opportunities issues including best practices, material disclosure, corporate governance and crisis situations;

     c. Conduct a mini perception audit to gage the Company's reputation on Wall Street;

     d. Prepare a Corporate Fact Sheet to market the Company to various investor constituencies;

     e. Assist in the drafting, finalization and issuing of all press releases subject to the Company's prior approval;

     f. Assemble and maintain quarterly buy/sell-side industry peer group matrixes for the Company;

     g. Arrange periodic set of meetings with locations to be determined with buy/sell-side analysts, retail brokers and investment bankers if appropriate and provide a feedback document for the same;

     h. Coordinate conference call activities between Company management and key investment professionals, when appropriate, i.e. for the disclosure of Company quarterly results, major news, including scripting prepared remarks, previewing Q&A sessions and a detailed feedback document for the same;

     i. Provide written quarterly board reports reviewing activities initiated by LHA on the Company's behalf and anticipated for the following quarter, unless otherwise specified;

     j. Prepare, subject to the Company's prior approval, and distribute letters to shareholders (if applicable);

     k. LHA to take the marketing lead for both Canadian and U.S. markets for the Company;

     l.   List the Company as a client in LHA's Client Roster;

     m. Include the Company in LHA's Client List sent to investors who inquire about LHA clients; and

     n. Periodic reviews of the Company's descriptions and coverage to assure accuracy in various Electronic Bulletins such as Bloomberg and Dow Jones.


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3.   Subject to the  Company's  prior receipt of approval  (the  "Approval),  if required, from the TSX Venture Exchange (the "Exchange") of the terms and conditions of this Agreement as set forth in paragraph 17 below (and such Approval date being the "Effective Date" of this Agreement for all purposes), the initial term (the "Term") of this Agreement shall be the
     twelve  (12)  month  period   commencing  on  the  Effective  Date  hereof.
     Thereafter, this Agreement shall automatically renew for successive two (2) month periods unless either Party provides notice to the other Party of non-renewal with the notice to be sent no later than sixty (60) calendar days prior to the end of the original Term or any extended term thereof. However, the Company may terminate this Agreement at anytime after the initial ninety (90) calendar day period during the initial Term with sixty
     (60)  calendar  day's  advance  notice to LHA.  During  said sixty (60) day
     notice  period  the  Parties  shall   continue  to  perform  all  of  their
     obligations  under  this  Agreement,   including  LHA's  Services  and  the
     Company's payment of the monthly retainer fee, stock options and the reimbursement of expenses as set forth herein.

4. During the Term and during the continuance of this Agreement, and in consideration of the Services being provided hereunder, the Company shall pay and provide to the LHA the following:

     a.   Monthly retainer fee payments:

          o From the Effective Date through October 31, 2008; $15,000.00 per month pro rated from the Effective Date; and

          o From November 1, 2008 through August 31, 2009; $9,000.00 per month.

               In this respect the Company shall provide LHA with an initial $30,000.00 retainer payment to cover the first two (2) months of the monthly retainer fee under this Agreement immediately upon the Effective Date hereof.

               Should this Agreement be continued after the initial Term hereof, and commencing on September 1, 2009, and on each anniversary year thereafter during the further continuance of this Agreement, both Parties agree that the monthly fee retainer shall be increased by not less than five percent (5%) from the previous period in order to offset LHA's increased operating expenses resulting from the continuance of this Agreement.

     b.   Stock Option:

          Effective on the Effective Date hereof LHA or, at LHA's sole and absolute discretion, LHA's principals or employees who will be responsible for the Services being provided hereunder, will be granted an incentive stock option or options (collectively, the "Option") to acquire up to an aggregate of 100,000 common shares of the Company (each a "Share"), at an Option exercise price of Cdn.$l.25 per Share; and representing the Fair Market Value of the Company's common shares as traded on the Exchange on the execution date hereof, for a period of five years from the Effective Date hereof, and vesting, as to exercise, equally over 18 months from the Effective Date, all in accordance with the Company's current Stock Option Plan and the current policies of the Exchange.

5. In the event that LHA is required by the Company to perform services outside the scope of the Services otherwise agreed upon under paragraph 2 hereof (collectively, the "Outside Services"), then LHA, with the prior written approval of the Company, will be entitled to invoice the Company for such Outside Services at LHA's standard billable hourly rates, as listed in Appendix 2 which is attached to this Agreement, for LHA's participating principals and staff, as they are required to carry-out such Outside Services, plus all agreed upon expenses for the same.

6. The Company shall be responsible for all pre-approved and reasonable and necessary expenses and disbursements (collectively, the "Expenses") made and incurred by LHA on the Company's behalf and including, but not limited to, all pre-approved long distance telephone calls and in-house expenses (said types of Expenses being detailed in Appendix I which is attached to this Agreement). All LHA partner air travel scheduled for longer than two
     (2) hours will, by agreement, be undertaken through "Business Class". At the end of each month LHA shall invoice the Company for said pre-approved

     Expenses and each invoice shall itemize all Expenses and the Company shall reimburse LHA for them. LHA's invoices to the Company will be dated as of the 1st of each month and are due and payable within thirty (30) calendar days of presentment to the Company. In the event that an LHA invoice is not paid in full within sixty (60) calendar days from invoice date, LHA shall have the right to either suspend Services hereunder until such time as all unpaid invoices are paid in full or terminate this Agreement in accordance with paragraph 3 hereof.


7. Recognizing that each Party's most highly valued resource is its professional staff, each Party hereby agrees that it shall not employ, hire or retain, or recommend to others the employment, hiring or retention of, any person as identified by the other Party as presently employed by the other Party without the prior written consent of the other Party. This limitation will expire two (2) years after any such person has left the employ of either Party. Upon any such breach of this provision by any Party hereto, both Parties hereby agree that, in addition to any relief at law or in equity as may be granted through arbitration and by a court of competent jurisdiction, liquidated damages will due and owing by the Party in the wrong to the harmed Party equal to three (3) times the last annualized total compensation paid by the harmed Party to any such person.

8. LHA acknowledges its responsibility to use reasonable efforts to preserve the confidentiality of any information disclosed by the Company on a confidential basis to LHA, except for any disclosures required by court order, subpoena or other judicial process for which LHA agrees to provide immediate notice of to the Company in advance in order that the Company may protect its interests.

9. All materials produced by LHA on behalf of the Company are the Company's property and all rights in such materials are hereby granted to the Company by LHA. However, such materials will not be sent to the Company until LHA's receipt of final payment of all amounts invoiced by it to the Company, subject to Company's right to question Expenses. These materials include all print collateral and electronic documents such as fax lists and email lists.

10. The Company understands and acknowledges that LHA will rely upon the accuracy of all information (collectively, "Information") provided to it by Company. The Company shall have full responsibility and liability to LHA for such Information and the Company shall indemnify and hold LHA harmless from and against any demands, claims, judgments and liabilities related thereto (collectively, any "Claims Against LHA"). The Company shall reimburse LHA for amounts payable by LHA in settlement of or in payment of any Claims Against LHA resulting from LHA's use of the Information and all costs and expenses incurred by LHA in connection therewith, including without limitation, reasonable attorney's fees and costs of defending Claims Against LHA; provided that the Company is given reasonable notice of such Claims by LHA and elects in writing addressed to LHA to assume the defense of such Claims, subject to LHA's agreement to settle or pay any such claims.

11. LHA understands and acknowledges that it will only utilize the Information in connection with its Services and LHA hereby assumes full responsibility and liability to the Company for such utilization. LHA shall have full responsibility and liability to Company for using the Information accurately in connection with its Services and LHA shall indemnify and hold the Company harmless from and against any demands, claims, judgments and liabilities related thereto (collectively the "Claims Against The Company"). LHA shall reimburse the Company for amounts payable by the Company in settlement of or in payment of any Claims Against The Company resulting from LHA's negligent use of the Information in connection with the Services and all costs and expenses incurred by LHA in connection therewith and including, without limitation, reasonable attorney's fees and costs of defending Claims Against The Company; provided that LHA is given reasonable notice of such Claims Against The Company by the Company and elects in a writing addressed to LHA to assume the defense of such Claims Against The Company, subject to the Company's agreement to settle or pay any such claims.

12. This Agreement constitutes the entire understanding and agreement between the Parties with respect to the subject matter here of and all prior contemporaneous understandings; negotiations and agreements are merged herein.

13. The Agreement may not be altered, extended, or modified nor any of its provisions waived, except by a document in writing signed by the Party against whom such alteration, modification, extension or waiver is sought to be enforced.

14. A waiver by either Party of any breach, act or omission of the other Party under this Agreement is not to be deemed a waiver of any subsequent similar breach, act or omission.

15. The terms and provisions of this Agreement shall be binding, upon and shall inure to the benefit of each of the Parties hereto and their respective successors and assigns.

16. Any controversy or claim arising out of or relating to this Agreement, or the breach thereof, shall be settled by arbitration in the City of New York, State of New York, U.S.A., in accordance with the rules of the American Arbitration Association, and judgment upon the award rendered by the arbitrator(s) may be entered in any court having jurisdiction.

17. The Parties hereby acknowledge and agree that the effectiveness of this Agreement, and the ability for LHA to provide any Services under the same, is subject to the Company's prior filing and, if applicable, Approval of the same with the Exchange together with such other supporting documentation as may be required under Exchange policy which may include, without limitation, either an Exchange Form 2A (PIF) or Form 2C1
     (Declaration) from LHA and an undertaking from the Company to file all materials prepared pursuant to this Agreement with the Exchange. As a consequence, the Company will use its reasonable commercial efforts to file this Agreement and all supporting documentation with the Exchange within five (5) business days of the execution of this Agreement by both Parties. In addition, the Parties hereby also acknowledge and agree that, subject to the prior review and policies of the Exchange, it may be a further condition of the Approval and the resulting Effective Date and effectiveness of this Agreement that no Services or payments may be made hereunder without the prior written Approval of the terms and conditions of this Agreement by the Exchange; the failure of which, if required, making this Agreement void and of no force and effect.

18. The Parties will from time to time after the execution of this Agreement make, do, execute or cause or permit to be made, done or executed, all such further and other acts, deeds, things, devices and assurances in law whatsoever as may be required to carry out the true intention and to give full force and effect to this Agreement. The situs of this Agreement is New York, New York,, and for all purposes this Agreement will be governed exclusively by and construed and enforced in accordance with the laws and Courts prevailing in the State of New York. This Agreement may be signed by the Parties hereto in as many counterparts as may be necessary, and via facsimile if necessary, each of which so signed being deemed to be an original and such counterparts together constituting one and the same instrument and, notwithstanding the date of execution, being deemed to bear the execution date of this Agreement. The Parties have not created a partnership and nothing contained in this Agreement shall in any manner whatsoever constitute any party the partner, agent or legal representative of the other party, nor create any fiduciary relationship between them for any purpose whatsoever.

If the foregoing correctly states our understandings, please execute the enclosed two copies of this Agreement in the spaces provided for your signature below and return one copy to the undersigned. We look forward to a long and mutually successful relationship with your exciting company.

                             Very truly yours,



                             LIPPERT/HEILSHORN & ASSOCIATES, INC.



                             By: KEITH L. LIPPERT
                                 ________________________________
                                 Keith L. Lippert


                             By: JOHN W. HEILSHORN
                                 ________________________________
                                 John W. Heilshorn



Agreed to and Approved
this 2nd day of September, 2008.



NATURALLY ADVANCED TECHNOLOGIES, INC.:



By: /s/ KENNETH C. BARKER
    _____________________
        Kenneth C. Barker

                                   APPENDIX 1

                                   MEMORANDUM


TO:      CLIENTS

FROM:    LIPPERT/HEILSHORN & ASSOCIATES, INC.
         ACCOUNTING  DEPARTMENT

SUBJECT: IN-HOUSE EXPENSES



LHA provides documentation, in the form of receipts and back up, for all expenses incurred by Third-Party Vendors utilized on clients' behalf. In house expenses, including photocopying, local telephone, and access to Bloomberg Business News on-line service are expenses, which are, incurred monthly by LHA on clients' behalf. The following is an explanation of these expenses for which documentation is not provided in monthly invoices.

Photocopying

Photocopying costs are charged to clients at the rate of $0.15 per sheet of standard white paper and $0.20 per sheet of LHA bonded letterhead. This rate covers the costs of paper, machinery and photocopier operator utilized in the production of client informational kits, distribution of press releases, press articles, etc.

Local  Telephone

Local telephone costs are charged to clients on a pro rated weighted basis. The partner's weighting of the average is determined by the client's activity during the billing period. These activities pertain to investor inquiries, telemarketing press releases, conference call marketing and investor meetings.

Bloomberg Business News Service

On-line access to Bloomberg Business News Service is allocated to clients at a rate of $150.00 per month.

Third - Party  Vendors

Due to the volume of business LHA provides to its vendors, the agency has been successful in obtaining volume discounts.

                                   APPENDIX 2


Listed below, are the hourly rates for LHA Principals and Staff whom, if required, will perform Outside Services outside of the scope of IR Services outlined in paragraph 2 of this Agreement:

o Partner: $500

o Managing Director/Group Leader: $400

o Senior Vice President: $350

o Vice President:  $300

o Assistant Vice President: $250

o Senior Account Executive: $200

o Account Executive: $150